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                                                               EXHIBIT (g)(1)(b)

                                   EXHIBIT 1
                               CUSTODY AGREEMENT

                               PF AIM Blue Chip Fund
                               PF AIM Aggressive Growth Fund
                               PF INVESCO Health Sciences Fund
                               PF INVESCO Technology Fund
                               PF Janus Growth LT Fund
                               PF Janus Strategic Value Fund
                               PF Lazard International Value Fund
                               PF MFS Mid-Cap Growth Fund
                               PF MFS Global Growth Fund
                               PF PIMCO Managed Bond Fund
                               PF Pacific Life Money Market Fund
                               PF Putnam Equity Income Fund
                               PF Putnam Research Fund
                               PF Salomon Large-Cap Value Fund

AGREED TO & ACCEPTED BY:


PACIFIC FUNDS

By: /s/ Diane N. Ledger
   ------------------------------
Name:  Diane N. Ledger
Title: Vice President & Assistant Secretary


PFPC TRUST COMPANY

By: /s/ Joseph Gramlich
   ------------------------------
Name:  Joseph Gramlich
Title: Chairman

Effective: December 31, 2001